Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

                        (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                  COMTEX SCIENTIFIC CORPORATION
         (Name of Registrant as Specified In Its Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) :

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
     (4) and 0-11

     1)   Title of each class of securities to which transaction
          applies:
     ___________________________________________________________

     2)   Aggregate number of securities to which transaction
          apples:
     ___________________________________________________________

     3)   Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule 0-
          11 (Set forth the amount on which the filing fee is
          calculated and state how it was determined):
     ___________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ___________________________________________________________


           5)   Total fee paid:
     ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ____________________________________________________________

     2)   Form, Schedule or Registration Statement No. :
     ____________________________________________________________

     3)   Filing Party:
     ____________________________________________________________

     4)   Date Filed:
     ____________________________________________________________

                 COMTEX SCIENTIFIC CORPORATION
                 4900 Seminary Road, Suite 800
                  Alexandria, Virginia  22311


                                             October 28, 1997
Dear Fellow Shareholders:

     You are cordially invited to attend Comtex Scientific
Corporation's Annual Meeting of Shareholders to be held on December 11, 1997 at 11:00 a.m. local time at the Radisson Hotel, 5000 Seminary Road, Alexandria, Virginia.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company's Board of Directors; (ii) approval of an amendment to the Company's 1995 Stock Option Plan; (iii) approval of the adoption of the Company's Employee Stock Purchase Plan; (iv) ratification of the appointment of Ernst & Young LLP as the Company's independent accountants; and (v) any other business as may properly come before the meeting. In addition, we will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting.
Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is very important and would be greatly appreciated.

                                   Sincerely,


                                   /S/ C.W. GILLULY
                                   C.W. Gilluly, Ed.D.
                                   Chairman



                                   /S/ CHARLES W. TERRY
                                   Charles W. Terry
                                   President and
                                   Chief Executive Officer

YOUR VOTE IS IMPORTANT

     Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

     If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                  COMTEX SCIENTIFIC CORPORATION

             Notice of Annual Meeting of Shareholders
                        December 11, 1997
TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Comtex Scientific Corporation, a New York corporation (the "Company"), is scheduled to be held on December
11, 1997 at 11:00 a.m., local time, at the Radisson Hotel located at 5000 Seminary Road, Alexandria, Virginia for the following purposes:

     1. To elect four directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by an additional 1,200,000 shares of Common Stock, as adopted by the Company's Board of Directors (the "Board") on September 15, 1997;

     3. To consider and vote upon a proposal to approve the Company's 1997 Employee Stock Purchase Plan, as adopted by the Board on September 15, 1997;

     4. To ratify the selection of Ernst & Young LLP as independent accountants for the Company for fiscal
          1998; and

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on October 24, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                   FOR THE BOARD OF DIRECTORS

                                   /S/ S. AMBER GORDON
                                   S. Amber Gordon
                                   Corporate Secretary


Alexandria, Virginia
October 28, 1997

                  COMTEX SCIENTIFIC CORPORATION

                         PROXY STATEMENT


GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share of Comtex Scientific Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders to be held on December 11, 1997 at 11:00 a.m. local time at the Radisson Hotel, 5000 Seminary Road, Alexandria, Virginia, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 6, 1997 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below and to approve Proposals No. 2, 3 and 4 as set forth in the accompanying Notice of Annual Meeting of Shareholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

     Only shareholders of record at the close of business on October 24, 1997 are entitled to notice of and to vote at the Annual Meeting. As of October 24, 1997, 7,854,667 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly
come before the Annual Meeting.   The holders of a majority of
the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     Proposals Number 2, 3 and 4, proposed amendment of the Company's 1995 Stock Option Plan, consideration of a proposal to approve the Company's Employee Stock Purchase Plan and ratification of Ernst & Young LLP as the Company's independent accountants, require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October
24, 1997 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock,
(ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Comtex Scientific Corporation, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The shares shown as beneficially owned by Dr. Gilluly include certain options, the exercise of which could result in a change in control of the Company. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."


Name and Address of           Amount and Nature of                     Percentage
Beneficial Owner              Beneficial Ownership <F1>                of Class

AMASYS Corporation
4900 Seminary Road, St. 800
Alexandria, VA  22311          4,693,940 <F2><F3>                  59.8 %

C.W. Gilluly, Chairman         5,281,006 <F3><F4>                  49.8 %

Erik Hendricks, Director          14,999 <F5>                         *

Robert A. Nigro, Director         79,241 <F5>                       1.0 %

Charles W. Terry, Director,
 President and
 Chief Executive Officer         467,457 <F6>                       5.6 %

All Directors and
Executive Officers as a group
(8  Persons)                    6,007,401 <F7>                      53.4 %
    ________________________
* Less than 1%.

<F1> Beneficial ownership is direct unless otherwise indicated.

<F2> AMASYS Corporation ("AMASYS") succeeded to the assets and liabilities of Infotechnology, Inc. ("Infotech"), effective
     January 2, 1997, which assets included 4,693,940 shares of the Company's Common Stock.

<F3> Includes 2,540,503 shares of the Company's Common Stock which may be acquired by Dr. Gilluly and his wife, Marny (the "Gillulys"), pursuant to a Stock Option Agreement among AMASYS, Pacific Telecommunications Systems, Inc., a wholly owned subsidiary of AMASYS ("PTSI"), and the Gillulys. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

<F4> Includes 2,540,503 shares which may be acquired pursuant to a Stock Option Agreement between the Company and the Gillulys. Also includes 200,000 shares which may be acquired by Dr. Gilluly upon the exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock
     Option Plan.

<F5> Includes 14,999 shares which may be acquired upon the
     exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan; options with respect to 6,666 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1995 Stock Option Plan.

<F6> Includes 458,457 shares which may be acquired upon the
     exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan; options with respect to 65,724 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1995 Stock Option Plan.

<F7> Includes 173,698 shares not reported in Notes (3) through
     (6), above, which may be acquired upon the exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan; options with respect to 71,699 of such shares are subject to shareholder approval of the proposed amendment to the Company's 1995 Stock Option Plan.

                          PROPOSAL NO. 1

                      ELECTION OF DIRECTORS

     Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.


     The names of the nominees and certain other information about them are set forth below:

                               Director
Nominee                  Age   Since     Office Held with
Company

C.W. Gilluly, Ed.D.      51      1992    Chairman of the Board

Erik Hendricks           53      1991    Director

Robert Nigro             48      1991    Director

Charles W. Terry         46      1994    President and
                                         Chief Executive Officer

     C.W. GILLULY, Ed.D., has served as Chairman of the Board of the Company since June 1992. Dr. Gilluly served as President of the Company from June 1992 until May 1993, and as Chief Executive Officer from June 1992 until September 1997. Dr. Gilluly has served as Chairman of the Board and President of AMASYS and its predecessor, Infotechnology, Inc., since June 1992. AMASYS holds 4,693,940 (approximately 60%) of the issued and outstanding shares of the Company. 2,540,503 shares of the Company's Common Stock owned by AMASYS are subject to option by Dr. Gilluly. Dr. Gilluly and his spouse (the "Gillulys") also directly own options to acquire an additional 2,540,503 shares of the Company's Common
Stock.   See "Executive Compensation - Board of Directors
Interlocks and Insider Participation."    Dr. Gilluly also is

Chief Executive Officer and Chairman of the Board of Hadron,
Inc., a high technology technical services corporation.

     ERIK HENDRICKS has served as a director of the Company since 1991. Since 1979 he has served as the Executive Director and Chief Operating Officer of the Pennsylvania Society for the Prevention of Cruelty to Animals, a non-profit humane society.

     ROBERT A. NIGRO has served as a director of the Company since 1991. Mr. Nigro joined SEI Corporation, a diversified financial services, asset management and technology company, as Senior Vice President in November 1993. From 1991 to 1993, Mr. Nigro was Chairman and Chief Executive Officer of the National Abandoned Property Processing Corporation ("NAPPCO"). NAPPCO is a privately held company that provides specialized services in the field of unclaimed financial property and escheat. Mr. Nigro was associated with the First Boston Corporation in various capacities from 1976 to 1990 including serving as Managing Director in the New York and Atlanta offices. Mr. Nigro also serves as a director of AMASYS.

     CHARLES W. TERRY was appointed President of the Company in August 1994 and director in December 1994. Mr. Terry was
appointed Chief Executive Officer in September 1997.   From
August 1992 until he joined the Company, Mr. Terry was President of Corporate Cost Management, Inc., an organization specializing in cost management and decisions support software for the healthcare industry. From March 1992 to August 1992, Mr. Terry served as Vice President of Sales and Marketing for Health Payment Review, Inc., a corporation specializing in containment software for health insurance and managed care companies. From 1977 to 1991, Mr. Terry held various key leadership posts in the fields of development, sales, marketing and general management at CompuServe, a leading provider of computer-based information and communication services.

Executive Officers

     The following table contains information as of October 24,
1997 as to the executive officers of the Company who are not also directors of the Company:
                      Officer           Office Held
Name                  Since             With Company
Donald E. Ziegler     1996              Senior Vice President and
                                        Chief Financial Officer

Deborah W. Ikins      1996              Vice President, Sales

Thomas E. Christian   1996              Vice President and
                                        Chief Information Officer

S. Amber Gordon       1995              Secretary


     DONALD E. ZIEGLER (48) was appointed Senior Vice President,
Chief Financial Officer and Treasurer of the Company in December
1996. From 1982 through 1996, Mr. Ziegler was an executive officer of Computer Data Systems, Inc. Most recently he served as Treasurer and Secretary, where he directed corporate finance, bank relations, insurance and risk management, financial analysis and tax planning. Mr. Ziegler is a certified public accountant, and prior to 1982, was with the public accounting firm of Price
Waterhouse LLP.

     DEBORAH W. IKINS (40) joined the Company in 1993 and was appointed Vice President of Sales in December 1996. From 1991 until 1994, Ms. Ikins was with Micro Research Industries, a division of Telecommunications Industries, Inc., in various sales and customer service management positions. Prior to Micro
Research, Ms. Ikins served in customer service management positions with Basis, Inc., a financial database management company.

     THOMAS E. CHRISTIAN (37) joined the Company as Vice
President and Chief Information Officer in December 1996.  From
1994 through 1996, Mr. Christian was the Director of Management and Marketing Information Systems for the National Association of
Broadcasters, and from 1990 through 1994, he worked in various technical management positions for the American Red Cross.

     S. AMBER GORDON (43) was appointed Secretary of the Company in
May 1996. Ms. Gordon is Executive Vice President and Secretary of Hadron, Inc., which she joined as Vice President in May 1991.
Ms. Gordon receives no compensation from the Company but receives compensation from Hadron, Inc., who invoices the Company for time devoted by Ms. Gordon to the Company's affairs.

     There are no family relationships among the directors or executive officers of the Company.

Meetings of the Board of Directors

     The Board of Directors held a total of four meetings during the Company's fiscal year ended June 30, 1997. Each director attended in person or telephonically at least 75% of the meetings held by the Board of Directors.

     During fiscal year 1997, the Board of Directors' Audit
Committee was comprised of Messrs. Hendricks and Nigro.  The Audit
Committee recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters. The Audit Committee met one time during fiscal 1997.

     The Compensation and Stock Option Committee of the Board of
Directors (the "Compensation Committee"), which held two meetings in fiscal 1997, is comprised of Messrs. Hendricks and Nigro. The
Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers.
It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the administration of the Company's 1995 Stock Option Plan.

     The Board of Directors does not have a Nominating Committee or an Executive Committee.

     During fiscal year 1997, the directors were reimbursed for travel expenses in connection with attendance at Board of Direc-tors' meetings. Additionally, non-employee directors of the Company received a fee of $400 for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The
Company's directors did not receive any amounts for special assignments during fiscal year 1997.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

                         PROPOSAL NO. 2

            AMENDMENT TO THE 1995 STOCK OPTION PLAN

     On September 15, 1997, the Board of Directors adopted, subject to shareholder approval, an amendment to the Comtex
Scientific Corporation 1995 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,200,000 to 2,400,000. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1995 Stock Option Plan.


Description of the 1995 Stock Option Plan

     The 1995 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options, to purchase (as proposed to be amended) an aggregate of up to 2,400,000 shares of Common Stock. The 1995 Stock Option
Plan permits the grant of options to key employees, consultants and directors of the Company.

     The 1995 Stock Option Plan is administered by the
Compensation Committee consisting of directors Hendricks and Nigro. Each of the members of the Committee is a "disinterested" person for purposes of Rule
16b-3. Subject to the provisions of the 1995 Stock Option Plan, the Compensation Committee has full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price. The 1995
Stock Option Plan also provides that the Compensation Committee may accelerate the time at which all or a portion of an optionee's options may be exercised in the event of a change in control of the Company.

     Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the 1995 Stock Option Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the 1995 Stock Option Plan.

     Under the 1995 Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who are 10% shareholders). The exercise price of a non-qualified stock option must be not less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder).

     Each non-employee director elected or appointed to the Board of Directors automatically receives on the date of his or her first initial appointment to the Company's Board of Directors, an option to purchase 10,000 shares of the Company's
Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee Director automatically receives on each anniversary of his initial election or appointment to the Company's Board of Directors or, in the case of current directors each anniversary of the date the 1995 Stock Option Plan was adopted by the Board of Directors, an option to purchase 10,000 shares of the Company's Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable additional grant date to the extent that options remain available under the 1995 Stock
Option Plan. Subject to acceleration upon the occurrence of certain prescribed events, such options become exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant. Each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of
(i) the tenth anniversary of grant and (ii) ninety days after the cessation of the optionee's service as a member of the Board of Directors (to the extent vested upon the date of such cessation).

     The Board of Directors may alter, amend, suspend or terminate the 1995 Stock Option Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to the 1995 Stock Option
Plan or of any of his rights under such option. Provisions related to automatic grants of options to non-employee directors may not (with limited exceptions) be amended more frequently than once every six months and no amendment to such provisions, unless approved by the shareholders of the Company, shall become effective earlier than six months after Board of Directors' approval. Except as provided in the 1995 Stock Option Plan, no amendment by the Board of Directors, unless taken with the approval of the shareholders may (i) materially increase the benefits accruing to participants under the 1995 Stock Option
Plan, (ii) materially increase the number of securities which may be issued under the 1995 Stock Option Plan or (iii) materially modify the requirements as to eligibility for participation in the 1995 Stock Option Plan.


     As all of the directors and executive officers of the Company are eligible for grants of options under the 1995 Stock
Option Plan, each such person has a personal interest in the approval of the proposed amendment. On September 15, 1997, the Compensation Committee approved the grant, to 14 employees of the Company, of options to acquire up to 266,300 shares of Common
Stock; included in these awards were grants to Mr. Terry of options to acquire 70,000 shares, to Mr. Ziegler of options to acquire 35,100 shares, to Ms. Ikins and Mr. Christian of options for each to acquire 30,000 shares and to Ms. Gordon of options to acquire 5,000 shares, at an exercise price of $.22 per share.
All of such grants were made subject to shareholder approval of the amendment proposed hereby; in the event the shareholders do not approve the proposed amendment, all such grants will be void.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE
COMTEX SCIENTIFIC CORPORATION 1995 STOCK OPTION PLAN.


                         PROPOSAL NO. 3

         APPROVAL OF THE COMTEX SCIENTIFIC CORPORATION
               1997 EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The board believes it is desirable that the employees of the Company and its designated subsidiaries have a financial interest in the Company's performance. As a result, on September
15, 1997, the Board adopted the Comtex Scientific Corporation
1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to the approval of holders of a majority of the outstanding Common Stock represented at the Annual Shareholders'
Meeting. The Stock Purchase Plan is intended to provide a means through which the Company can encourage and assist employees of the Company and its subsidiaries in acquiring a stock ownership interest in the Company in order to assist the Company and its subsidiaries in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such employees to exert maximum efforts for the success of the Company.

     The following summary of the Stock Purchase Plan is qualified in its entirety by the full text of the Stock Purchase
Plan, which is attached to this Proxy Statement as Exhibit I.
Capitalized terms used in this proposal but not defined herein shall have the meanings assigned to them in Exhibit I.

Purpose

     The purpose of the Stock Purchase Plan is to provide a means by which employees of the Company and its subsidiaries can be given an opportunity to purchase the Company's Common Stock through payroll deductions. The Stock Purchase Plan is an employee stock purchase plan under Internal Revenue Code


(the"Code") Section 423. That section provides certain tax benefits to employees, as explained below. The Stock Purchase Plan authorizes the reservation of 400,000 shares of Common Stock for issuance under the Stock Purchase Plan.

Administration

     The Stock Purchase Plan is administered by the Compensation and Stock Option Committee of the Board (the "Compensation
Committee"). The Compensation Committee has the full power, discretion and authority to interpret and administer the Stock
Purchase Plan and the rights granted under it.  The Compensation
Committee may delegate administrative functions to employees of the Company.

Eligibility

     Once the Stock Purchase Plan becomes effective, any person who is employed by the Company or its subsidiaries is eligible to participate in the Stock Purchase Plan on the first day of any January or July following the employee's commencement of employment with the Company. An employee is not eligible for the grant of any rights under the Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock that the employee may purchase under all outstanding options.

Participation in the Plan

     Eligible employees become participants in the Stock
Purchase Plan by electing payroll deductions in increments of not less than $10 per pay period.

Periods of Plan Operation

     The Plan will be operated over two semi-annual purchase periods each year. One period will begin on the first trading day of January and end on the last trading day of June. The second period will begin on the first trading day of July and end on the last trading day of December. The first trading days of January and July are each a "Grant Date" and the last trading days of June and December are each an "Investment Date".

Purchase Price

     The purchase price per share for the semi-annual period at which shares are sold under the Stock Purchase Plan equals the lower of (a) 85% of the fair market value of a share of Common
Stock on the Grant Date for the semi-annual period, or (b) 85% of the fair market value of a share of Common Stock on the Investment Date for that semi-annual period.

The Compensation Committee, at its discretion, may increase the percentage above 85%.

Payroll Deductions

     Payroll deductions are accumulated during each semi-annual period and applied towards the purchase of Common Stock of the Company on the Investment Date for that semi-annual period. An employee may terminate his participation in the Stock Purchase
Plan at any time, but may not participate again until the next
Grant Date. A participant may decrease his or her payroll deduction one time in each semi-annual period. However, an election to decrease may not be revoked for the remainder of the semi-annual period.

Purchase of Stock

     By executing an election to participate in the Stock
Purchase Plan, the employee is entitled to purchase shares under such plan. On each Investment Date, the Company will apply the funds in the participant's account to the purchase of shares of its Common Stock in full and fractional shares. If the aggregate number of shares to be purchased on any Investment Date would exceed the maximum aggregate number available under the Stock
Purchase Plan, the shares available will be allocated among such participants in proportion to their contributions during the semi-annual period. The shares may be purchased from the Company or on the open market, at the discretion of the Company. If shares are purchased on the open market, the Company pays any brokerage and other costs and discount below the market price.

Termination of Employment

     An employee's participation in the Stock Purchase Plan will be terminated when the employee retires, terminates active employment, or dies. The employee will receive a certificate for the shares in his Investment Account and a cash refund of his Payroll Deduction Account.

Restrictions on Transfer

     Rights granted under the Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted, except: (a) to the extent that an employee is permitted to designate a beneficiary as provided in the Stock
Purchase Plan, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated, and (c) pursuant to a qualified domestic relations order.

Duration, Amendment and Termination

     The Compensation Committee or the Board may suspend or terminate the Stock Purchase Plan at any time. Unless earlier terminated by action of the Board or the Compensation Committee, the Stock Purchase Plan will remain in effect until such time as no shares of Common Stock remain available for issuance under the Stock Purchase Plan and the Company and employees have no further rights or obligations under the Stock Purchase Plan.

     The Compensation Committee or the Board may amend the Stock
Purchase Plan at any time. Any amendment of the Stock Purchase
Plan must be approved by the shareholders within twelve (12) months of its adoption by the Board if the amendment would: (a) increase the number of shares of Common Stock reserved for issuance under the Stock Purchase Plan (other than for appropriate adjustments for stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company), (b) modify the requirements relating to eligibility for participation in the Stock Purchase
Plan, or (c) modify any other provision of the Stock Purchase
Plan in a manner that would materially increase the benefits accruing to participants under the Stock Purchase Plan, if such approval is required in order to comply with the requirements of Code Section 423.

Federal Income Tax Information

     Rights granted under the Stock Purchase Plan are intended to qualify under the provisions of Code Sections 421 and 423.
Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this tax, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the Grant Date and more than one year after the stock is acquired by the participant on an Investment Date, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the stock as of the Grant Date over the purchase price (determined as of the Grant Date) will be treated as ordinary income. Any further gain or any loss will be taxed as a mid-term capital gain or loss if held 18 months or less from the Investment Date or long-term capital gain or loss if held more than 18 months from the Investment Date.


     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Investment Date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term if the stock is held for more than 18 months, mid-term if held more than one year, or short-term if held one year or less.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock
Purchase Plan. The Company generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
THE COMTEX SCIENTIFIC CORPORATION 1997 EMPLOYEE STOCK PURCHASE
PLAN.



                          PROPOSAL NO. 4
            RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst &
Young LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending June 30, 1998. Although action by the shareholders in this matter is not required, the Board of Directors believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.

     A representative of Ernst & Young is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY
FOR FISCAL YEAR 1998.

                     EXECUTIVE COMPENSATION

Summary Compensation Table



     The following table sets forth information concerning all compensation paid by the Company to its Chief Executive Officer and President for the three fiscal years ended June 30, 1997:


                         Annual Compensation          Long-Term
                                                      Compensation
                                                      Awards

                                                      Stock
   Name and            Fiscal                         Options        All Other
Principal Position      Year   Salary($)  Bonus($)    Granted       Compensation

C.W. Gilluly, <F1>      1997    $ 49,504    -           -                 -
Chairman and            1996        -       -         200,000<F3>         -
Chief Executive
  Officer               1995        -       -           -                 -

Charles W. Terry <F2>   1997    $133,375  $50,939<F4> 127,175<F3>         -
President               1996    $125,060  $40,335<F4> 392,733<F3>         -
                        1995    $108,923    -           -                 -
__________________________________

<F1> Dr. Gilluly served as President of the Company until May
     1993 and continues to serve the Company as its Chairman. He served as Chief Executive Officer from June 1992 to
     September 1997.   Dr. Gilluly received no compensation from
     the Company for his past services. For fiscal 1997, Dr. Gilluly received annualized compensation of $50,000 for his services. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

<F2> Mr. Terry was appointed President of the Company in August,
     1994.  He was appointed Chief Executive Officer in September
     1997.

<F3> Options granted pursuant to the Company's 1995 Stock Option
     Plan.  See "Executive Compensation - Stock Option Grants."

<F4> The Company paid, in fiscal year 1996, a $30,000 bonus
     awarded for fiscal 1995 and $10,335 of an $18,325 bonus awarded for fiscal year 1996. The balance of $7,990 was paid in fiscal 1997, as well as $42,949 of the $84,115 fiscal year 1997 bonus awarded.


Stock Option Grants


     The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 1997.


                   Option Grants in Fiscal Year 1997


                  Number of     % of Total                           Potential
                  Shares        Options                              Realizable Value at Assumed
                  Underlying    Grant to                             Annual Rates of Stock Price
                  Options       Employees in  Exercise  Expiration   Appreciation of Option Term <F1>
Name              Granted (#)   Fiscal Year   Price     Date             5%             10%


C.W. Gilluly          -              -            -           -            -          -
Charles W. Terry   127,175<F2>   33.1%           $.19     05/12/2007    $15,196    $38,510
________________________________

<F1> Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.

<F2> Options vest one-third upon the date of grant, and
     one-third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.


Year-End Option Values

   The following table sets forth certain information regarding the value of unexercised options held by the Chairman and Chief
Executive Officer and the President of the Company as of June 30, 1997.



                  Fiscal Year-End Option Values
                         Number of Shares               Value of Unexercised
                     Underlying Unexercised             In-the-Money Options
                    Options at June 30, 1997            at June 30, 1997<F1>
                   Exercisable     Unexercisable    Exercisable    Unexercisable

C.W. Gilluly       2,740,503              0          $ 753,638              0
Charles W. Terry     435,124         84,784          $ 115,844        $15,685
__________________________

<F1>  Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock on June 30, 1997, which was $.375 per share. Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.


Stock Option Plan

 In October 1995, the Board of Directors approved the Comtex Scientific Corporation 1995 Stock Option Plan, which was approved by shareholders in December 1995. The new Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options in order to recruit and retain key employees.

Compensation of Directors

 During fiscal year 1997, the Company's directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Non-employee directors of the Company also received a fee of $400 for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any compensation for special assignments during fiscal year 1997.
      Employment Agreements

 The Company has an employment contract with Mr. Terry, who was appointed President of the Company in August, 1994. Under the terms of a letter agreement dated July 19, 1994, Mr. Terry was employed for a one-year period, subject to renewal, at the Company's discretion, for two additional one-year terms. In May 1997, the Compensation Committee agreed to extend the contract on an annual basis. The agreement provides that Mr. Terry is to be paid an annual salary of $139,000, subject to annual increases in salary commensurate with annual increases awarded to other executive officers of the Company. Mr. Terry is entitled to receive six months severance pay in the event the Company terminates his employment or determines not to renew his employment agreement, unless his termination is for reasons of gross negligence, wilful misconduct, the commission of a felony, or a crime of moral turpitude. The agreement provided for the issuance to Mr. Terry of options to acquire 392,733 shares of the Company's Common Stock; the option is to vest in equal amounts over a three-year period, and the exercise price is to be determined in accordance with the terms of the Company stock plan pursuant to which the options are granted. Subject to shareholder approval of the amendment to the 1995 Stock Option Plan, in May 1997 and September 1997, the Compensation Committee recommended, and the Board ratified, the grants to Mr. Terry of options to acquire an additional 127,125 and 70,000 shares, respectively, of the Company's Common Stock. Mr. Terry is eligible to receive a bonus based upon the achievement of specified annual gross revenue and net income goals.

Board of Directors Report on Executive Compensation

 General. The Company believes its compensation policies are designed to provide competitive levels of compensation that integrate salary with the Company's annual and long-term quantitative and qualitative performance factors, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

 The Company establishes compensation based on both objective and subjective criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or as to the officer's particular operating unit. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken.

 The Company also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value and therefore uses its 1995 Stock Option Plan to recruit and retain senior management.

1997 Compensation for the Chairman and Chief Executive Officer

 Dr. Gilluly, the Company's Chairman and Chief Executive
Officer during fiscal 1997, received $49,504 for his services. In prior years, Dr. Gilluly did not receive any compensation for his services. The Company has agreed to compensate Dr. Gilluly at the rate of $55,000 for the fiscal 1998 year. Dr. Gilluly does not have an employment agreement or severance agreement with the
Company.   Under the Company's executive compensation philosophy
and program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. In 1995, the Committee granted Dr. Gilluly non-qualified stock options, which are now fully vested, under the 1995 Stock Option Plan to purchase a total of 200,000 shares of the Company's Common Stock at the market price on the date of grant. No subsequent grants of options have been made to Dr. Gilluly.

1997 Compensation for the President

   Mr. Terry was appointed President of the Company in August 1994. In July, 1994, the Company and Mr. Terry entered into a letter agreement regarding the terms of Mr. Terry's employment. Mr. Terry's employment agreement is described in "Executive Compensation - Employment Agreements," above. Mr. Terry's compensation during fiscal year 1997 was determined by the terms of his employment agreement. The Compensation Committee believes that Mr. Terry's employment agreement follows the Company's compensation goals and bases his compensation upon both objective quantitative performance factors (a bonus based upon his meeting annual gross revenue and net income goals) and other non-performance based elements (a base annual salary).


     Submitted by the Compensation and Stock Option Committee

                         Erik Hendricks
                         Robert A. Nigro

Board of Directors Interlocks and Insider Participation

   General.   Dr. Gilluly serves as Chairman of the Board of the
Company.  Dr. Gilluly also serves as Chairman and Chief Executive
Officer of AMASYS, the Company's majority (approximately 60%) shareholder.

   AMASYS, in addition to being the Company's majority shareholder, is also the majority shareholder (approximately 82%) of Telecommunications Industries, Inc. ("TII"), which has ceased to conduct business operations. Dr. Gilluly is Chairman and Chief Executive Officer of TII. Dr. Gilluly is also Chairman and Chief Executive Officer of Hadron, Inc., of which AMASYS owns approximately 12% of the outstanding shares. During fiscal year 1997, the following related party transactions occurred.

Corporate Services Provided by/to Hadron, Inc.

     The Company contracts with Hadron, Inc. for corporate and shareholder services. Charges for such services are based on time and material expended by Hadron personnel in providing such services and amounted to approximately $34,000 for the fiscal year ended June 30, 1997. Hadron subleases office space from the Company at the rental rate paid by the Company to its landlord and also shares certain office-related expenses. Total service charges to Hadron during the fiscal year ended June 30, 1997 amounted to approximately $24,000.

Administrative Services Provided by/to AMASYS Corporation.

     The Company performed certain general and administrative services for AMASYS which the Company billed AMASYS approximately
$9,000 during the fiscal year ended June 30, 1997.

TII Sublease
     In April 1996, the Company terminated its sublease with TII and signed a lease directly with the owner of the building for essentially the identical space it had been renting from TII. To meet the requirement for the Company to deliver a six-month facility deposit and a build-out deposit under the new lease, and to satisfy other MRI liabilities (for which the Company is indemnified - see Acquisition and Divestiture of Micro Research Industries, below), the Company executed a demand note in the amount of $147,422 payable to Dr. Gilluly (the "Gilluly Note"). The Gilluly Note is due on demand but in no event later than April 11, 1998, and is collateralized by the Company's accounts receivable, now existing and in the future arising, and all proceeds of those accounts. The Gilluly Note bears interest on the principal amount outstanding at a rate of eleven and one half percent (11.5%) per annum and interest is payable monthly. Approximately $14,500 of interest expense was incurred on the Gilluly Note during the year ended June 30, 1997. In September 1997, the Company repaid all principal and interest amounts due on the Gilluly Note.

Acquisition and Divestiture of Micro Research Industries
     During fiscal year 1995 the Company acquired certain assets and assumed certain liabilities of TII representing substantially all the assets of TII's sole operating division, Micro Research Industries ("MRI") (the "Acquisition"). MRI provided sales, leasing and maintenance support of computer hardware and software primarily to the U.S. House of Representatives. At the time of the Acquisition, Infotech was a majority shareholder of both the Company and of TII, and C.W. Gilluly served as the Chairman and Chief Executive Officer of the Company, Infotech and TII. The terms of the Acquisition, through a related Put Agreement (the "Put"), provided that the Company could, upon the failure of certain conditions, require TII to repurchase all or any portion of the assets acquired and to assume the liabilities related to MRI. On March 25, 1996, the Company exercised the Put and transferred to TII all the assets and liabilities associated with MRI.

     In connection with the Acquisition, the Company entered into a $1 million secured credit facility with Princeton Capital Finance Company, LLP ("PrinCap"). As partial consideration for the agreement by Dr. and Mrs. Gilluly to personally guarantee the PrinCap financing and to make certain loans to TII prior to the PrinCap financing, Infotech and Pacific Telecommunications Systems, Inc. ("PTSI"), its wholly-owned subsidiary, granted an option to the Gillulys, expiring on February 20, 2002, to purchase 2,540,503 shares of Common Stock of the Company owned by Infotech and PTSI at an exercise price of $.10 per share.

     The Acquisition required the Company to grant to the Gillulys an option (the "Gilluly Option") to acquire 2,540,503 shares of the Company's Common Stock at an exercise price of $.10 per share. The Gilluly Option expires on February 20, 2002.

     Shortly after the Company exercised the Put, TII sold to a third-party the MRI assets that the Company had transferred to TII, which sale PrinCap claimed represented an event of default under the PrinCap Financing Agreement. In July, 1996, the Company and PrinCap consolidated the $244,449 outstanding under the PrinCap Financing Agreement into a single Note collateralized by MRI receivables from the U.S. House of Representatives which had been pledged to PrinCap. In October, 1996, TII commenced litigation to collect the MRI receivables collateralizing the PrinCap Note.

     In December 1996, PrinCap commenced legal action against TII, Infotech, AMASYS and the Company to collect such outstanding amounts. In February 1997, TII, Infotech, AMASYS and the Company agreed to a judgment of $271,000 to settle all claims made by PrinCap. In August, 1997, TII settled the MRI amounts due from the House of Representatives and paid the final amounts due to PrinCap, which released the Company from all obligations under the PrinCap Financing Agreement, and TII from its related indemnification of the Company.

     The Acquisition also provided for the restructuring of the Company's previously matured $1,040,000 promissory notes to Infotech (the "Infotech Notes"), and allowed the Company to either seek indemnification from TII or reduce the amount of the Company's indebtedness under the Infotech Notes for costs or liabilities incurred by the Company in connection with the MRI business.

     As provided in the Acquisition, AMASYS ratified the restructuring of the Infotech Notes, which reduced the principal thereof by $150,565. The resulting $889,435 principal was rolled into a 10% Senior Subordinated and Secured Note due July 1, 2002 (the "AMASYS Note"), subject to future reduction or increase under certain circumstances. In fiscal year 1996, the Company reduced by $31,082 the amount it owed under the AMASYS Note for rent paid to TII's landlord. At June 30, 1997, the AMASYS Note was further reduced by $125,481 in final resolution of the amounts due from TII not recovered through collection of the MRI receivables. The AMASYS Note is secured by a continuing interest in all receivables, products and proceeds thereof, all purchase orders and all patents then or in the future held by the Company,
and is subordinated to all senior indebtedness.   At June 30,
1997, the Company had accrued interest of $148,157 on the AMASYS
Note.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain relationships and related transactions involving directors of the Company and certain other entities are described in "Executive Compensation - Board of Directors Interlocks and
Insider Participation."


                        PERFORMANCE GRAPH

     Applicable federal securities laws require the Company to present in this Proxy Statement a performance graph comparing the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of peer issuers or certain other benchmarks. Trading of the Company's Common Stock, since it was delisted from the Nasdaq Stock Market in October 1990, has been limited. The Company believes the low trading volume of the Company's Common Stock during fiscal 1997, and lack of reliable information regarding such trading in fiscal 1997 and prior years, make any performance graph based on information available to the Company potentially misleading. The Company therefore has omitted the performance graph from this Proxy Statement.

                  COMPLIANCE WITH SECTION 16(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1996 and ended June 30, 1997, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.

                      SHAREHOLDER PROPOSALS
   Proposals of shareholders of the Company that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than July
10, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                          ANNUAL REPORT

          A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

     The Company will furnish any exhibit described in the list accompanying the 1997 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, Attention: Corporate Secretary.

                          OTHER MATTERS
The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.
                              By Order of the Board of Directors

                                        /S/ S. AMBER GORDON
                                        S. Amber Gordon
                                        Corporate Secretary
Date: October 28, 1997

                                                  APPENDIX A


     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 COMTEX SCIENTIFIC CORPORATION
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                       DECEMBER 11, 1997

          The undersigned appoints Charles W. Terry and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Comtex Scientific Corporation on December 11, 1997, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

1.   ELECTION OF DIRECTORS

     [  ]  FOR the FOUR nominees listed below
           (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for the FOUR nominees listed below

          C.W. Gilluly, Erik Hendricks, Robert A. Nigro
                      and Charles W. Terry


INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

_____________________________________________________________
2.   Proposal to amend the Comtex Scientific Corporation 1995
     Stock Option Plan to increase the number of shares reserved for issuance thereunder.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

3.   Proposal to approve the Comtex Scientific Corporation 1997
     Employee Stock Purchase Plan.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

4. Proposal to ratify the selection of Ernst & Young LLP as independent accountants for the Company for fiscal year
     1998.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

5. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

                         PLEASE DATE, SIGN AND RETURN
                         PROXY PROMPTLY
                         Receipt of Notice of Annual
                         Meeting and Proxy Statement
                         is hereby acknowledged


                                  Shareholder's Signature


                         Joint Holder's Signature (If applicable)

                         Date:


     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 2, 3 and 4 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear(s) above.

                                                       EXHIBIT I













                  COMTEX SCIENTIFIC CORPORATION

                1997 EMPLOYEE STOCK PURCHASE PLAN

                              TABLE OF CONTENTS

                                                             Page

1.   Purpose and Effect of Plan. . . . . . . . . . . . . . . . .1

2.   Shares Reserved for the Plan. . . . . . . . . . . . . . . .1

3.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .1

4.   Administration of the Plan. . . . . . . . . . . . . . . . .3

5.   Eligible Employees. . . . . . . . . . . . . . . . . . . . .3

6.   Election to Participate . . . . . . . . . . . . . . . . . .4

7.   Method of Purchase and Investment Accounts. . . . . . . . .4

8.   Stock Purchases . . . . . . . . . . . . . . . . . . . . . .5

9.   Limitation on Purchases . . . . . . . . . . . . . . . . . .5

10.  Title of Accounts . . . . . . . . . . . . . . . . . . . . .5

11.  Rights as a Shareholder . . . . . . . . . . . . . . . . . .5

12.  Rights Not Transferable . . . . . . . . . . . . . . . . . .6

13.  Change in Capital Structure . . . . . . . . . . . . . . . .6

14.  Retirement, Termination and Death . . . . . . . . . . . . .6

15.  Amendment of the Plan . . . . . . . . . . . . . . . . . . .7

16.  Termination of the Plan . . . . . . . . . . . . . . . . . .7

17.  Effective Date of Plan. . . . . . . . . . . . . . . . . . .7

18.  Government and Other Regulations. . . . . . . . . . . . . .7

19.  Indemnification of Committee. . . . . . . . . . . . . . . .7

20.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .8

                  COMTEX SCIENTIFIC CORPORATION
                1997 EMPLOYEE STOCK PURCHASE PLAN


1.   Purpose and Effect of Plan

     The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2.   Shares Reserved for the Plan

     There shall be reserved for issuance and purchase by employees under the Plan an aggregate of Four Hundred Thousand (400,000) shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares acquired. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions, at the discretion of the Company.

3.   Definitions

     Where indicated by initial capital letters, the following terms shall have the following meanings:

     (a) Act: The Securities Exchange Act of 1934.

     (b)  Board:  The Board of Directors of the Company.

     (c) Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

     (d)  Committee:  The committee established pursuant to
Section 4 to be responsible for the general administration of the Plan.

     (e) Common Stock: The Company's Common Stock, $0.01 par value.

     (f) Company: Comtex Scientific Corporation, a New York corporation, and any successor by merger, consolidation or otherwise.

     (g) Compensation: The total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, commissions, overtime and salary reduction contributions pursuant to a Code section 125 or 401(k) plan.

     (h) Custodian: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

     (i) Eligible Employee: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

     (j) Enrollment Form: The form filed by a Participant with the Committee authorizing payroll deductions pursuant to Section
6.

     (k) Fair Market Value: The closing trading price of the Common Stock on the NASD OTC Electronic Bulletin Board on the date in question, or, if the Common Stock was not quoted on such date, the closing trading price on the last day prior thereto on which the Common Stock was quoted.

     (l) Grant Date: The first business day of each January or July on which shares of Common Stock are or could be traded on the NASD OTC Electronic Bulletin Board.

     (m) Investment Account: The account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 7.

     (n)  Investment Date:   The last business day of each June
or December on which shares of Common Stock are or could be traded on the NASD OTC Electronic Bulletin Board.

     (o) Parent: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (p) Participant: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to
Section 6.

     (q) Payroll Deduction Account: The account established for a Participant to hold payroll deductions pursuant to Section 6.

     (r)  Plan:  The "Comtex Scientific Corporation 1997 Employee
Stock Purchase Plan," as set forth herein and as amended from time to time.

           (s) Purchase Price: A percentage of the lower of the Fair
Market Value of a share of Common Stock on the Grant Date or on the Investment Date. The percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%), at any time. Any increase or decrease shall be communicated to Eligible Employees not less than thirty (30) days prior to the first Grant Date affected by the change.

     (t) Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4.   Administration of the Plan

     The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation and Stock Option Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees of the Company or any Subsidiary.

5.   Eligible Employees

     All employees of the Company or its Subsidiaries shall be eligible to participate in the Plan as of the first Grant Date coincident with or following commencement of employment, or as soon as administratively practicable thereafter. Eligibility to participate is also subject to the provisions of Section 9.

     No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

6.   Election to Participate

     Each Eligible Employee may become a Participant by filing with the Committee an Enrollment Form authorizing specified regular payroll deductions from his or her Compensation. Such regular payroll deductions shall be in increments of Ten Dollars ($10.00) subject to a minimum deduction of Ten Dollars ($10.00) per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant. The Board may establish limits on the amounts of payroll deductions and may change those limits from time to time.

     Original Enrollment Forms for the six month period must be filed before the Grant Date as prescribed by the Committee. Failure to file an Enrollment Form within the prescribed filing period shall preclude the Eligible Employee from participation until the next Grant Date.

     A Participant may cease his or her participation in the Plan at any time. An Eligible Employee who has ceased to be a Participant may not again become a Participant until the next Grant Date. Not more than one (1) time during any semi-annual period, a Participant may decrease his or her payroll deduction by filing a new Enrollment Form. The change will be effective as of the payroll period following the date of the Participant's
election change through   the remainder of the semi-annual
period.

7.   Method of Purchase and Investment Accounts

      Each Participant having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares (excluding fractional shares unless otherwise determined by the Committee) which the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Custodian
in a separate Investment Account for each Participant.   All cash
dividends paid with respect to shares of the Common Stock shall be added to a Participant's Payroll Deduction Account and shall be used to purchase shares of Common Stock for the Participant's Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

     All dividends of Common Stock distributed in-kind shall be added to the shares held for a Participant in his Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a dividend of Common Stock, shall be distributed to the Participant as soon as practicable. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale, less selling expenses, distributed to the Participant.

8.   Stock Purchases

     The Custodian shall acquire shares of Common Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9.   Limitation on Purchases

     No Participant may purchase during any one calendar year under the Plan (or combined with any other plan qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

     A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the employee shall cease to be a Participant.

10.  Title of Accounts

     The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if he so indicates on his Enrollment Form, in his name jointly with a member of his family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his name as tenant in common with a member of his family, without right of survivorship.

11.  Rights as a Shareholder

     A Participant shall have the right at any time to obtain a certificate for the full shares of Common Stock credited to his Investment Account. A Participant shall have the right at any time to direct that any full shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him. When a Participant ceases to be a Participant, the Participant may elect to have his shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or the Participant may elect to have a certificate for the full shares of Common Stock credited to his Investment Account forwarded to him. In either event, the Custodian will sell any fractional shares held in his Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his Payroll Deduction Account to him.

     As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Grant Date on which such shares were purchased.

12.  Rights Not Transferable

     Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

13.  Change in Capital Structure

     In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

     Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

14.  Retirement, Termination and Death

     In the event of a Participant's retirement, termination of active employment, or death, the amount in his Payroll Deduction Account shall be refunded to him, and certificates will be issued for full shares held in his Investment Account. In the event of his death, the amount in his Payroll Deduction Account and all shares in his Investment Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to his estate.

15.  Amendment of the Plan

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16.  Termination of the Plan

     The Plan and all rights of employees hereunder shall terminate:

          (i) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (ii) at any prior date at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17.  Effective Date of Plan

     The Plan was approved by the Board of Directors on September 15, 1997 subject to approval by the Company's shareholders, and, if approved by the Company's shareholders, the Plan shall become effective on the date designated by the Committee subsequent to such approval.

18.  Government and Other Regulations

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19.  Indemnification of Committee

     Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

20.  Governing Law

     The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Virginia.